UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2019

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On March 4, 2019, GameStop Corp. (the "Company") issued a press release announcing that the Company's Board of Directors has declared a quarterly cash dividend of $0.38 per common share payable on March 29, 2019 to shareholders of record as of the close of business on March 15, 2019 and approved a new $300 million share repurchase authorization to replace the previous share repurchase authorization. The prior share repurchase authorization had $170 million remaining. Under the new share repurchase authorization, the Company may repurchase shares of its Class A common stock from time to time in compliance with SEC regulations and other legal requirements, and subject to market conditions and other factors. The repurchase authorization does not require the Company to acquire any specific number of shares and may be terminated at any time.

The Company's press release also announced that the Board of Directors has determined that part of its capital allocation plan for 2019 is to immediately provide notice of redemption in full of the $350 million in 5.50% unsecured senior notes scheduled to mature in October 2019.

The Company announced it will report earnings results after the market closes on Tuesday, April 2, 2019 for its fourth quarter and full fiscal year ended February 2, 2019. The Company will host an investor conference call at 5:00 PM EDT on the same day to review the Company's financial results and provide its 2019 outlook.

These announcements were included in a press release distributed on March 4, 2019. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits.

99.1	Press Release issued by GameStop Corp., dated March 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: March 4, 2019	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Chief Operating Officer and Chief Financial Officer